Exhibit 99.1

Rideshare Rental, Inc. Announces Results for Q3 2020

Highlights

Q3 2020 revenue was up 21.5% over Q3 2019, hitting the highest quarterly revenue in the company’s history

Q3 2020 revenue was up 31.0% over Q2 2020, marking a significant recovery from the COVID-19 shutdown

Gross margin for Q3 2020 was 42.3% up from 37.9% in Q3 2019

BEVERLY HILLS, CA / ACCESSWIRE / November 12, 2020 / Rideshare Rental, Inc. (“RSR” or the “Company”) (Other OTC:YAYO), a leading provider of vehicles to the rideshare and delivery gig economy industry, through its wholly-owned subsidiary, Rideshare Car Rentals, LLC, today announced financial results for the quarter ended September 30, 2020.

“We are very pleased with our performance in Q3 2020,” commented Ramy El-Batrawi, CEO. “Although the COVID-19 shutdowns caused our quarterly revenue to decrease in the beginning of the second quarter of 2020 compared to the same period in 2019, we saw a positive upward movement in revenue by the end of the second quarter. Q3 was up 21% year over year and was up 31% over Q2 2020, hitting the highest quarterly revenue in the Company’s history. Gross margins grew to 42% up from 38% from Q3 2019, making the Company’s core rental operations profitable before taking into account corporate overhead and one-time costs.”

“This significant increase in revenue is a result of our immediate pivot in marketing to the delivery gig industry, a sector which continued activity throughout the COVID-19 shutdown. With Proposition 22 passing that established workers as independent contractors, superseding a California law that aimed to make gig workers, including ride-hailing and food delivery drivers, employees with full benefits, this will create more demand as drivers make more money. This is important because the majority of our fleet are in California. We anticipate seeing continued growth in revenue as we add more cars, demand is strong not only in California but also in all cities we service. We are running at a 95% utilization rate on available cars to rent in all areas.” CEO Ramy El-Batrawi added.

Rideshare Car Rentals LLC, our wholly-owned subsidiary, is an online rideshare vehicle booking platform to service the ridesharing and delivery gig economy which includes both our owned-fleet and third party fleets.

Fleet Management

Distinct Cars LLC, our wholly-owned subsidiary, maintains a fleet of passenger vehicles that are commercially available for rent by gig-economy drivers.

About Rideshare Rental, Inc.

Rideshare Rental, Inc. bridges the gap between rideshare drivers in need of a suitable vehicle and rideshare companies that depend on attracting and keeping drivers. Rideshare Rental, Inc. uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs. Rideshare Rental, Inc. is a leading provider of rental vehicles to drivers in the ever-expanding gig economy.

Rideshare Rental, Inc. provides SEC filings, investor events, press and earnings releases about our financial performance on the investor relations section of our website (www.yayyo.com).

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the company cautions investors that actual results may differ materially from the anticipated results.

Public Relations Contact

Ramy El-Batrawi

Phone: 888-209-5643

Email: investors@yayyo.com

RIDESHARE RENTAL, INC. (FORMERLY YAYYO, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2020 and December 31, 2019

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current Assets:
Cash	$84,732	$1,256,429
Accounts receivable	53,338	59,331
Prepaid expenses	431,973	782,900
Total current assets	570,043	2,098,660

Equipment, net	2,280	3,395
Rental vehicles, net	7,140,289	4,737,047
Deposit on vehicles	-	164,080
Other assets	200,000	200,000
TOTAL ASSETS	$7,912,612	$7,203,182

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable (including $692,386 and $394,183 to related party)	$1,453,305	$545,254
Accrued expenses (including $0 and $171,665 to related party)	432,815	405,977
Notes payables, current (net of discount of $4,570 and $32,289)	497,872	287,378
Advance from related party	50,000	-
Finance lease obligations, current	1,689,534	1,416,446
Total current liabilities	4,123,526	2,655,055

Note payable, net of current portion	149,900	-
Finance lease obligations, net of current portion	1,978,238	984,119

TOTAL LIABILITIES	6,251,664	3,639,174

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding	-	-
Common stock, $0.000001 par value; 90,000,000 shares authorized; 31,981,374 and 29,427,803 shares issued and outstanding	32	29
Additional paid-in capital	29,708,377	28,735,894
Accumulated deficit	(28,047,461)	(25,171,915)
Total stockholders’ deficit	1,660,948	3,564,008
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$7,912,612	$7,203,182

RIDESHARE RENTAL, INC. (FORMERLY YAYYO, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2020 and 2019 (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue	$2,070,821	$1,718,439	$5,399,018	$5,193,957

Cost of revenue	1,194,957	1,067,373	3,891,307	3,111,614

Gross profit	875,864	651,066	1,507,711	2,082,343

Operating expenses:
Selling and marketing expenses	113,904	80,039	324,546	182,645
General and administrative expenses	1,088,152	761,151	3,845,768	2,221,962
Loss on the settlement of debt	-	-	-	252,900
Total operating expenses	1,202,056	841,190	4,170,314	2,657,507

Loss from operations	(326,192)	(190,124)	(2,662,603)	(575,164)

Other income (expense):
Interest and financing costs	(65,292)	(180,531)	(212,943)	(792,406)
Total other income (expense)	(65,292)	(180,531)	(212,943)	(792,406)

Net loss	$(391,484)	$(370,655)	$(2,875,546)	$(1,367,570)

Weighted average shares outstanding :
Basic	31,981,374	26,802,803	30,828,676	26,774,636
Diluted	31,981,374	26,802,803	30,828,676	26,774,636

Loss per share
Basic	$(0.01)	$(0.01)	$(0.09)	$(0.05)
Diluted	$(0.01)	$(0.01)	$(0.09)	$(0.05)

RIDESHARE RENTAL, INC. (FORMERLY YAYYO, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Three and Nine Months Ended September 30, 2020 and 2019 (unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2019	29,427,803	$29	$28,735,894	$(25,171,915)	$3,564,008

Stock option expense			457,242		457,242
Net loss				(1,761,220)	(1,761,220)

Balance, March 31, 2020	29,427,803	29	29,193,136	(26,933,135)	2,260,030

Issuance of common stock for cash	2,553,571	3	274,997		275,000
Net loss				(722,842)	(722,842)

Balance, June 30, 2020	31,981,374	32	29,468,133	(27,655,977)	1,812,188

Stock option expense			240,244		240,244
Net loss				(391,484)	(391,484)

Balance, September 30, 2020	31,981,374	$32	$29,708,377	$(28,047,461)	$1,660,948

Balance, December 31, 2018	26,718,676	$27	$19,193,151	$(21,241,694)	$(2,048,516)

Issuance of common stock for settlement of debt	80,000		640,000		640,000
Net loss				(579,463)	(579,463)

Balance, March 31, 2019	26,798,676	27	19,833,151	(21,821,157)	(1,987,979)

Issuance of common stock for settlement of debt	4,300		34,400		34,400
Net loss				(417,452)	(417,452)

Balance, June 30, 2019	26,802,976	27	19,867,551	(22,238,609)	(2,371,031)

Correction to outstanding shares	(173)
Net loss				(370,655)	(370,655)

Balance, September 30, 2019	26,802,803	$27	$19,867,551	$(22,609,264)	$(2,741,686)

RIDESHARE RENTAL, INC. (FORMERLY YAYYO, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2020 and 2019 (unaudited)

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,875,546)	$(1,367,570)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,047,075	730,610
Stock option expense	697,486	-
Common stock issued for services	-	-
Amortization of debt discounts	27,719	29,860
Loss on the settlement of debt	-	252,900
Changes in operating assets and liabilities:
Accounts receivable	5,993	(78,643)
Prepaid expenses	350,927	1,394
Accounts payable	908,051	(419,958)
Accrued expenses	26,838	697,518
Net cash provided by (used in) operating activities	188,543	(153,889)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	342,675	1,951,300
Proceeds from sale of common stock	275,000	-
Proceeds from advance from related party	200,000	-
Repayment of advance from related party	(150,000)	-
Repayment of notes payable	(10,000)	(967,652)
Repayment of finance lease obligations	(2,017,915)	(1,025,863)
Net cash used in financing activities	(1,360,240)	(42,215)

NET INCREASE (DECREASE) IN CASH	(1,171,697)	(196,104)

CASH, BEGINNING OF PERIOD	1,256,429	277,444

CASH, END OF PERIOD	$84,732	$81,340

CASH PAID FOR:
Interest	$185,224	$715,250
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Payment of accounts payable/accrued expenses with common stock	$-	$421,500
Value of equity recorded as debt discounts	$-	$-
Finance lease obligations	$3,400,922	$510,136